SALEM MEDIA GROUP, INC. ANNOUNCES FIRST QUARTER 2015

TOTAL REVENUE OF $61.9 MILLION

CAMARILLO, CA May 6, 2015 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three months ended March 31, 2015.

First Quarter 2015 Highlights

•

Free cash flow (1) increased 17.5%

•

Publishing revenue increased 6.2%

•

Recurring operating expenses decreased 1.1%

Certain reclassifications have been made to the prior year operating results, condensed financial statements and supplemental information contained in this press release to conform to the current year presentation.  These reclassifications include changes in the composition of the company’s operating segments based on changes in its business and a realignment of its operating segments following the acquisition of Eagle Publishing during 2014.  The change in composition of the company’s operating segments conforms to how its chief operating decision makers, defined as a collective group of senior executives, assess the performance of each operating segment and determines appropriate allocations of resources to each segment.

First Quarter 2015 Results

For the quarter ended March 31, 2015 compared to the quarter ended March 31, 2014:

Consolidated

•

Total revenue decreased 0.8% to $61.9 million from $62.3 million;

•

Total operating expenses decreased 1.5% to $56.2 million from $57.0 million;

•

Operating expenses, excluding gains or losses on the sale or disposal of assets, stock-based compensation expense, depreciation expense and amortization expense decreased 1.1% to $51.1 million from $51.7 million;

•

Operating income increased 7.0% to $5.7 million from $5.3 million;

•

Net income decreased to $0.3 million, or $0.01 net income per diluted share, from $0.4 million, or $0.02 net income per diluted share, in the prior year;

•

EBITDA (1) increased 0.4% to $10.2 million from $10.1 million;

•

Adjusted EBITDA (1) increased 0.4% to $10.8 million from $10.7 million; and

•

Free cash flow (1) increased 17.5% to $5.2 million from $4.5 million.

Broadcast

•

Net broadcast revenue decreased 0.5% to $46.5 million from $46.8 million;

•

Station Operating Income (“SOI”) (1) decreased 6.0% to $12.6 million from $13.4 million;

•

Same station net broadcast revenue decreased 1.6% to $46.0 million from $46.7 million;

•

Same station SOI decreased 6.3% to $12.6 million from $13.5 million; and

•

Same station SOI margin decreased to 27.5% from 28.9%.

Digital media

•

Digital media revenue decreased 4.6% to $10.8 million from $11.3 million; and

•

Digital media operating income (1) decreased 27.3% to $1.8 million from $2.5 million.

Publishing

•

Publishing revenue increased 6.2% to $4.5 million from $4.3 million; and

•

Publishing operating income (1) increased to $29,000 from a loss of $0.7 million.

Included in the results for the quarter ended March 31, 2015 are:

•

A $0.1 million change in the estimated fair value of the contingent earn-out consideration associated with the Twitchy.com and Eagle entities acquisitions;

•

A $0.1 million pre-tax loss associated with the relocation of one of the company’s stations; and

•

A $0.3 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.2 million non-cash compensation included in corporate expenses and;

o

$0.1 million non-cash compensation included in broadcast operating expenses.

Included in the results for the quarter ended March 31, 2014 are:

•

A $0.1 million change in the estimated fair value of the contingent earn-out consideration associated with the acquisition of Twitchy.com;

•

A $0.1 million pre-tax gain from insurance proceeds associated with a damage claim; and

•

A $0.6 million non-cash compensation charge ($0.4 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.4 million non-cash compensation included in corporate expenses;

o

$0.1 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in Digital media operating expenses.

Per share numbers are calculated based on 25,921,118 diluted weighted average shares for the quarter ended March 31, 2015, and 25,881,811 diluted weighted average shares for the quarter ended March 31, 2014.

Balance Sheet

As of March 31, 2015, the company had $274.0 million outstanding on the Term Loan B and $0.5 million outstanding under the revolver.  The company was in compliance with the covenants of its credit facility.  The company’s bank leverage ratio was 5.35 versus a compliance covenant of 6.25.

Cash Distribution

On March 5, 2015, the company announced a quarterly distribution in the amount of $0.0650 per share on Class A and Class B common stock.  The quarterly distribution of $1.6 million was paid on March 31, 2015 to all common stockholders of record as of March 17, 2015.

Acquisitions and Divestitures

The following transactions were completed since January 1, 2015:

•

On March 27, 2015, the company completed the acquisition of radio station WDYZ-FM in Orlando, Florida for $1.3 million in cash; and

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On February 6, 2015, the company purchased Bryan Perry’s Cash Machine and Premium Income financial publications for $0.2 million, the estimated net present value of the contingent earn-out consideration payable over the next two years.

The following transactions are currently pending:

•

On April 1, 2015 the company entered into an asset purchase agreement (“APA”) to acquire radio station KKSP-FM and in Little Rock, Arkansas, for $1.5 million in cash.  The company began programming KKSP-FM, Little Rock Arkansas and KHTE-FM, Little Rock, Arkansas under time brokerage agreements as of April 1, 2015;

•

On February 20, 2015, the company entered into an APA to acquire radio station WDDZ-AM in Pittsburgh, Pennsylvania for $1.0 million in cash; and

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On February 20, 2015, the company entered into an APA to acquire radio station WDWD-AM in Atlanta, Georgia for $2.8 million in cash.

Conference Call Information

Salem will host a teleconference to discuss its results on May 6, 2015 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (877) 241-1527, passcode Salem Media Group or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through May 13, 2015 and can be heard by dialing (877) 344-7529, passcode 10064037 or on the investor relations portion of the company’s website, located at www.salemmedia.com.

Second Quarter 2015 Outlook

For the second quarter of 2015, the company is projecting total revenue to decrease 2% to 4% over second quarter 2014 total revenue of $68.6 million.  The second quarter of 2014 was benefited by both political revenue and the sales of two bestselling books.  Excluding the impact of these items, the company would be projecting total revenue to be between flat and down 2%.  The company is also projecting operating expenses before gains or losses on the disposal of assets, impairment losses, depreciation, amortization and stock-based compensation expense to be between flat and up 3% compared to the second quarter of 2014 operating expenses of $55.5 million.

About Salem Media Group, Inc.

Salem Media Group is America’s leading Christian and conservative multi-media corporation, with media properties comprising radio, digital media and book, magazine and newsletter publishing.  Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally.  With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the media landscape.

The company, through its Salem Radio Group, is the largest commercial U.S. radio broadcasting company providing Christian and conservative programming.  Salem owns and operates 110 local radio stations, with 65 stations in the top 25 media markets.  Salem Radio Network (“SRN”) is a full-service national radio network, with nationally syndicated programs comprising Christian teaching and talk, conservative talk, news, and music.  SRN is home to many industry-leading hosts including: Bill Bennett, Mike Gallagher, Hugh Hewitt, Michael Medved, Dennis Prager and Eric Metaxas.

Salem New Media is a powerful source of Christian and conservative themed news, analysis, and commentary.  Salem’s Christian sites include: Christianity.com®, BibleStudyTools.com, GodTube.com, GodVine.com, WorshipHouseMedia.com and OnePlace.com. Considered by many to be a consolidation of the conservative news and opinion sector’s most influential brands, Salem’s conservative sites include Townhall.com®, HotAir.com, Twitchy.com, Human Events.com and Red State.com.

Salem’s Regnery Publishing unit, with a 65-year history, remains the nation’s leading publisher of conservative books.  Having published many of the seminal works of the early conservative movement, Regnery today continues as the dominant publisher in the conservative space, with leading authors including: Ann Coulter, Dinesh D’Souza, Newt Gingrich, David Limbaugh, Michelle Malkin and Mark Steyn.  Salem’s book publishing business also includes Xulon Press™, a leading provider of self-publishing services for Christian and conservative authors.

Salem Publishing™ publishes Christian and conservative magazines including Homecoming®, YouthWorker Journal™, The Singing News, and Preaching.

Salem Media Group also owns Eagle Financial Publications and Eagle Wellness. Eagle Financial Publications provide market analysis and specific investment advice for individual investors from financial commentators Mark Skousen, Nicholas Vardy, Chris Versace and Doug Fabian. Eagle Wellness provides practical health advice and is a trusted source for nutritional supplements from one of the country's leading complementary health physicians.

Company Contact:

Evan D. Masyr

Executive Vice President & Chief Financial Officer

(805) 384-4512

evan@salem.cc

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1)

 Regulation G

Station operating income, Digital media operating income, publishing operating income, EBITDA, Adjusted EBITDA, and free cash flow are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcast revenue minus broadcast operating expenses. Digital media operating income is defined as Digital media revenue minus Digital media operating expenses.  Publishing operating income is defined as publishing revenue minus publishing operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation, amortization and change in fair value of interest rate swaps. Adjusted EBITDA is defined as EBITDA before gain or loss on the disposal of assets, change in estimated fair value of contingent earn-out consideration and non-cash compensation expense.  Free cash flow is defined as Adjusted EBITDA less cash paid for capital expenditures, less cash paid for income taxes, less cash paid for interest.  Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, Digital media operating income, publishing operating income, EBITDA, Adjusted EBITDA, and free cash flow are generally recognized by the broadcast and media industry as important measures of performance.  These measures are used by investors and analysts who report on the industry to provide meaningful comparisons between entities. They are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. Salem’s definitions of station operating income, Digital media operating income, publishing operating income, EBITDA, Adjusted EBITDA, and free cash flow are not necessarily comparable to similarly titled measures reported by other companies.

Salem Media Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)
	Three Months Ended
	March 31,
	2014	2015
	(unaudited)
Net broadcast revenue	$46,769	$46,539
Net digital media revenue	11,312	10,791
Net publishing revenue	4,263	4,526
Total revenue	62,344	61,856
Operating expenses:
Broadcast operating expenses	33,346	33,917
Digital media operating expenses	8,850	9,000
Publishing operating expenses	5,006	4,497
Unallocated corporate expenses	5,064	3,991
Change in the estimated fair value of contingent earn-out consideration	127	118
Depreciation and amortization	4,737	4,501
(Gain) loss on the sale or disposal of assets	(117)	129
Total operating expenses	57,013	56,153
Net operating income	5,331	5,703
Other income (expense):
Interest income	15	1
Interest expense	(3,779)	(3,804)
Change in the fair value of interest rate swap	(1,096)	(1,420)
Loss on early retirement of long-term debt	(8)	(41)
Net miscellaneous income and (expenses)	66	7
Income from operations before income taxes	529	446
Provision for income taxes	98	151
Net income	$431	$295

Basic income per share	$0.02	$0.01
Diluted income per share	$0.02	$0.01

Distributions per share	$0.06	$0.06

Basic weighted average shares outstanding	25,064,982	25,346,499
Diluted weighted average shares outstanding	25,881,811	25,921,118

Other data:
Station operating income	$13,423	$12,622
Station operating margin	28.7%	27.1%

Salem Media Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
	December 31, 2014	March 31, 2015
		(unaudited)

Assets
Cash	$33	$182
Trade accounts receivable, net	34,781	33,520
Deferred income taxes	8,153	8,153
Other current assets	11,398	11,828
Property and equipment, net	99,227	99,378
Intangibles assets, net	423,638	423,605
Fair value of interest rate swap	475	—
Deferred financing costs	3,166	2,982
Other assets	2,288	2,705
Total assets	$583,159	$582,353

Liabilities and Stockholders' Equity
Current liabilities	$39,750	$43,154
Long-term debt and capital lease obligations	275,607	273,642
Fair value of interest rate swap	—	945
Deferred income taxes	49,109	49,144
Other liabilities	14,699	12,260
Stockholders' equity	203,994	203,208
Total liabilities and stockholders' equity	$583,159	$582,353

Salem Media Group, Inc.
Supplemental Information
(in thousands)
	Three Months Ended
	March 31,
	2014	2015
	(unaudited)
Reconciliation of Same Station Net Broadcast Revenue to Total Net Broadcast Revenue
Net broadcast revenue - same station	$46,720	$45,968
Net broadcast revenue - acquisitions	49	571
Total net broadcast revenue	$46,769	$46,539

Reconciliation of Same Station Net Broadcast Operating Expenses to Total Net Broadcast Operating Expenses
Net broadcast operating expenses - same station	$33,220	$33,324
Net broadcast operating expenses - acquisitions	126	593
Total net broadcast operating expenses	$33,346	$33,917

Reconciliation of Same Station Net Broadcast Operating Income to Total Net Broadcast Operating Income
Net broadcast operating income - same station	$13,500	$12,644
Net broadcast operating income - acquisitions	(77)	(22)
Total net broadcast operating income	$13,423	$12,622

Salem Media Group, Inc.
Supplemental Information
(in thousands)
	Three Months Ended
	March 31,
	2014	2015
	(Unaudited)
Reconciliation of Station Operating Income, Digital Media Operating Income and Publishing Operating Income (Loss) to Operating Income
Station operating income:	$13,423	$12,622
Digital media operating income	2,462	1,791
Publishing operating income (loss)	(743)	29
Less:
Unallocated corporate expenses	(5,064)	(3,991)
Change in the estimated fair value of contingent earn-out consideration	(127)	(118)
Depreciation and amortization	(4,737)	(4,501)
(Gain) loss on the sale or disposal of assets	117	(129)
Net operating income	$5,331	$5,703
Plus:
Interest income	15	1
Less:
Interest expense	(3,779)	(3,804)
Change in fair value of interest rate swaps	(1,096)	(1,420)
Loss on early retirement of long-term debt	(8)	(41)
Net miscellaneous income and expenses	66	7
Provision for income taxes	(98)	(151)
Net Income	$431	$295

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$10,747	$10,789
Less:
Stock-based compensation	(603)	(331)
Loss on early retirement of long-term debt	(8)	(41)
Change in the estimated fair value of contingent earn-out consideration	(127)	(118)
(Gain) loss on the sale or disposal of assets	117	(129)
EBITDA	10,126	10,170
Plus:
Interest income	15	1
Less:
Depreciation and amortization	(4,737)	(4,501)
Interest expense	(3,779)	(3,804)
Change in the fair value of interest rate swap	(1,096)	(1,420)
Provision for income taxes	(98)	(151)
Net income	$431	$295

Reconciliation of Adjusted EBITDA to Free Cash Flow
Adjusted EBITDA	$10,747	$10,789
Less:
Cash paid for interest	(3,350)	(3,512)
Cash paid for taxes	(8)	(4)
Cash paid for capital expenditures, net (1)	(2,935)	(2,040)
Free Cash Flow	$4,454	$5,233

(1) Net cash paid for capital expenditures reflects actual cash payments net of cash reimbursements received under tenant improvement allowances and net of property and equipment acquired in trade transactions.

Selected Debt Data	Outstanding at March 31, 2015	Applicable Interest Rate
Term Loan B (1)	$124,000	4.50%
Term Loan B (2)	$150,000	5.52%
Revolver	$483	5.25%
(1) Subject to rolling LIBOR but no less than 1.00% plus a spread of 3.50%.

(2) Under its swap agreement, the company pays a fixed rate of 1.645% plus a spread of 3.50%.  The swap is subject to a LIBOR floor of 0.0625% versus the Term Loan B debt floor of 1.00%.  The swap matures on March 28, 2019.